Exhibit 10.4

AMENDMENT NO. 3

TO LOAN AND SECURITY AGREEMENT

Reference is hereby made to that Loan and Security Agreement dated February 23, 2000, between William S. Sadler and Dotronix, Inc., a Minnesota corporation, as previously amended by Amendment Nos. 1 and 2 thereto (the “Loan Agreement”).  Capitalized terms which are used in this Amendment No. 3 and which are not otherwise defined herein have the meanings assigned to them in the Loan Agreement.

Sadler and the Borrower hereby agree to amend the Schedule to the Loan Agreement as follows:

1.                                       Sections 2.1.B and 2.1.C of the Schedule are deleted.  In their place, the following new Section 2.1.B is inserted:

“B.                               Release of Security.  If the Borrower sells its property located at 3833 North White Avenue, Eau Claire, WI 54703, the Borrower shall pay over the net proceeds from such sale to Sadler in reduction of the amount then outstanding on the Loans, and Sadler shall release the Mortgage on such property.”

2.                                       Section 8.1.6 of the Schedule is deleted.

3.                                       The date set forth in Section 9.1 of the Schedule is amended to read “September 30, 2003”.

The Loan Agreement, as amended by Amendment Nos. 1 and 2 and by this Amendment No. 3, is hereby ratified and confirmed.

October 7, 2002	/s/ William S. Sadler
William S. Sadler

DOTRONIX, INC.

	By:	/s/ Robert V. Kling

Its: Chief Financial Officer

THIRD EXTENSION AND AMENDMENT OF MORTGAGE

THIS AGREEMENT, made to be effective this 7th day of October, 2002 between William S. Sadler (“Lender”) and Dotronix, Inc., a Minnesota corporation (“Borrower”).

WITNESSETH, that whereas the said Lender is the owner and holder of a certain Secured Promissory Note in the original principal amount of $1,000,000.00 made by the Borrower, dated February 23, 2000, as amended by the first and second extensions and amendments thereto, the second of which previously increased such principal amount to One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Note”), payable to the order of Lender, and which Note is secured by a mortgage on real estate owned by Borrower, situated in the County of Chippewa and State of Wisconsin, and recorded in the office of the Register of Deeds of said County, dated February 23, 2000, and filed March 9, 2000, as Document No. 605192 and amended by the first extension and amendment thereto filed January 26, 2001 as Document No. 617200 and by the second extension and amendment thereto filed November 16, 2001 as Document No. 631766 (the “Mortgage”), and Fixture Filing Statement filed April 24, 2000 as Document No. 00410145, which property is legally described as follows:

Lots 1, 2, 3, 4 and 5, Block 5, Chamber of Commerce Addition to the City of Eau Claire, Chippewa County, Wisconsin

AND WHEREAS, at the special instance and request of Borrower, as the present owner of said real estate, the Lender has agreed to extend the due date of the Note to September 30, 2003 pursuant to that certain Third Extension and Amendment of Secured Promissory Note of even date herewith given by the Borrower to the Lender.

NOW, THEREFORE, said Borrower does hereby agree with the Lender as follows:

1.                                       The date set forth in the third paragraph following Granting Clause D is amended to read “September 30, 2003”.

IT IS HEREBY FURTHER AGREED that all the stipulations, provisions, conditions and covenants of said Note, as amended, and Mortgage shall remain in full force and effect, except as herein modified or otherwise expressly agreed to by the parties, and nothing herein contained shall be construed to impair the security or lien of the holder of said mortgage, nor to affect nor impair any rights or powers which it may have under said Note and Mortgage for nonfulfillment of this agreement.

IN TESTIMONY WHEREOF, the parties hereto have caused these presents to be executed effective the day and year first above written.

LENDER:

/s/ William S. Sadler
William S. Sadler

STATE OF MINNESOTA	)
) SS.
COUNTY OF RAMSEY	)

The foregoing was acknowledged before me this 7th day of October, 2002, by William S. Sadler.

/s/ Gloria A. Pettis
Notary Public

BORROWER:

Dotronix, Inc.

By:	/s/ Robert V. Kling

Its:	Chief Financial Officer

STATE OF MINNESOTA	)
) SS.
COUNTY OF RAMSEY	)

The foregoing was acknowledged before me this 7th day of October, 2002, by Robert V. Kling, the Chief Financial Officer of Dotronix, Inc., a corporation under the laws of the State of Minnesota.

Gloria A. Pettis
Notary Public

THIRD EXTENSION AND AMENDMENT

OF SECURED PROMISSORY NOTE

THIS AGREEMENT, made to be effective this 7th day of October, 2002, between William S. Sadler (“Lender”) and Dotronix, Inc., a Minnesota corporation (“Borrower”).

Reference is hereby made to that Secured Promissory Note dated February 23, 2000, from Dotronix, Inc., a Minnesota corporation, in favor of William S. Sadler, in the principal amount of One Million Dollars ($1,000,000), as amended by the first and second extensions and amendments thereto, the second of which previously increased such principal amount to One Million Five Hundred Thousand Dollars ($1,500,000) (the “Note”).  Capitalized terms which are used in this Third Extension and Amendment and which are not otherwise defined herein have the meanings assigned to them in the Note.

Sadler and the Borrower hereby agree to amend the Note as follows:

1.                                       The date set forth in the first paragraph of the Note is amended to read “September 30, 2003”.

The Note, and this Third Extension and Amendment, are hereby ratified and confirmed.

This Agreement is only a revision and not a novation.  Except as provided in this Agreement, all terms and conditions of the Secured Promissory Note, the Loan and Security Agreement as amended and any other documents given in connection therewith, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.

/s/ William S. Sadler
William S. Sadler

DOTRONIX, INC.

By:	/s/ Robert V. Kling

Its:	Chief Financial Officer